                                                                    Exhibit 4.1

                              CONSULTANT AGREEMENT


         This Consultant Agreement is made and entered into this 23 day of December, 1999, by and between PolarShield, Inc., a Nevada corporation, with its principal place of business in Houston, Texas (hereinafter referred to as the "Company"), and Steve Fodrie, an individual residing in Missouri City, Texas (hereinafter referred to as "Consultant").

         In consideration of the Company's engagement of Consultant, Consultant agrees to the covenants contained herein.

         In consideration of the following covenants and conditions, and other good and valuable consideration, the parties hereto agree as follows:

         1. SUPERSEDING AGREEMENT. This Agreement supersedes any and all other employment agreements, written or oral, between the Company and Consultant.


         A. ENGAGEMENT. The Company hereby engages Consultant personally and Consultant hereby accepts the appointment for the term, at the compensation, benefits and other consideration, and on the conditions specified in this Agreement.

         2. DUTIES AND RESPONSIBILITIES.


                  A. Consultant agree to act as a planning and marketing consultant to the Company. Consultant shall be an independent contractor responsible for carrying out the details of the work under Consultant's own supervision and control. Consultant shall advise the Company on strategic business planning, including capital and finance, marketing and sales, and acquisitions and mergers.

                  B. Consultant shall conform to the rules, regulations, instructions, personnel practices and policies of the Company now in force or any changes therein which hereafter may be adopted from time to time by the Company and the rules of business ethics and the laws of Texas and the United States.

         3. TERM OF AGREEMENT; EFFECTIVE DATE.


                  A. This Agreement shall be effective as of, and the effective date of this Agreement shall be, June 15, 1999.

                  B. The term of this Agreement shall expire on the first anniversary of its commencement unless renewed (in the manner hereinafter specified) OR unless sooner terminated in accordance with the terms and provisions hereinafter set forth. The Agreement shall be extended month to month after the first anniversary until terminated according to this Agreement.

         4. COMPENSATION OF CONSULTANT.


                  A. Consultant Fees. Consultant shall receive a fee of not more than $10,000 per month based on performance review by the President and Board plus discretionary bonuses not exceed with the fee an aggregate of $150,000 in a calendar year. The fees may be paid as advances at the discretion of the Company against future fee compensation that may be due.

                  B. INCENTIVES: In addition to the fees of Consultant, Consultant shall receive bonuses based on the performance of the Company as determined by the Board.

                  C. CERTAIN OTHER BENEFITS: During the term of this Agreement, Consultant shall be entitled to the following additional benefits:

                           (1) Consultant shall be included in such hospital, surgical, medical and dental benefit plans, group term life insurance plans, and pension, profit-sharing and/or retirement plans as are from time to time maintained by the Company (to the extent maintained) at the same level of contributions or benefits (as the case may be) as other employees of the Company in the rank executive officers.

                           (2)      Consultant shall be reimbursed for
                                    reasonably and necessarily incurred business expenses in accordance with such policies for approval and/or reimbursement as are from time to time established by the Company and uniformly applied to executive employees of the Company; provided, however, that the Company may refuse to reimburse Consultant for expenses for which he cannot or does not provide an accounting or documentation which states the amount of expenditure, the date, place, and essential character of the expenditure, the business reason for the expenditure and/or the nature of the business derived or expected to be derived as a result of the expenditure. The Company shall determine, in its sole discretion, those expenditures which constitute "reasonable business expenses."

                           (3) Consultant shall be furnished with an automobile or receive automobile allowance of $500 per month and fuel reimbursement of $.12 per mile driven for the company subject to such policies (including, without limitation, policies regarding personal use of such automobile) as are uniformly applied to executive employees of the Company.

                           (4) Consultant shall be entitled to such other benefits as are then customarily furnished to other executive officers and key employees of the Company, including but not limited to 401K Plans, stock bonus plans and incentive stock plans.

         5. CONFIDENTIAL INFORMATION OF COMPANY

                  A. RESTRICTIVE COVENANT. During the term of this Agreement, Consultant will have access to certain confidential information of the Company and its subsidiaries, parent and affiliated corporations and certain shareholder records of same, including, but not limited to, corporate books and records, financial information, personnel information, lists of customers, customer relations, special know-how, trade secrets and other information. Consultant recognizes and acknowledges that such confidential information is a valuable, special and unique asset of the Company and that the Company's business is dependent on the same. To insure the continued secrecy of this confidential information and in consideration if his employment or continued employment by the Company, Consultant agrees and covenants that he will not at any time during the term of this Agreement and for a period of two years from the date of his termination with the Company, regardless of the cause of such termination, either directly or indirectly, or by aid to others:

                           (1) Make use of or divulge to any person, firm, corporation or other entity (collectively referred to as an "Entity") any trade secrets, customer lists, or any other information used by Consultant in his performance of his duties on behalf of the Company, or fail to keep confidential all information obtained in the Company's business.

                           (2) Provide, perform or aid, directly or indirectly, in the providing or performance of, any service which is the same as or similar to any service performed or provided by Consultant for the Company for or on behalf of any Entity which was a client or customer of the Company at the time of termination of Consultant's association with the Company (any such Entity being herein referred to as the "Company's Customer").

                           (3) Discuss with an Company's Customer, or with any Consultant or agent of any Company's Customer, the possibility of Consultant's providing or performing or aiding, directly or indirectly, in the providing or performing, of any service prohibited by paragraph 6.A.(2) above, on behalf of such Company's Customer.

                           (4) Discuss with any person who is, at the time of such discussion, an Consultant of the Company, the possibility of such person's working for or with Consultant to provide or perform (or aid, directly or indirectly, in the providing or performing) on behalf of any Entity any service which is the same as or similar to any service provided by such person in the scope of such person's activity with the Company.

                           (5) Employ any person, who was an employee or consultant of the Company on the date of termination of Consultant's association with the Company, to perform or provide (or aid, directly or indirectly, in the providing or performing) on behalf of any Entity any service which is the same as or similar to any service performed or provided by such person in the scope of such person's employment with the Company.

                           (6) Take any action, directly or indirectly, which would tend to divert from the Company any trade or business with any of the Company's Customers or any Entity whose identity or potential as a customer was confidential or learned by Consultant during the course of his association with the Company.

                           Consultant additionally covenants not to disclose to
                  any person, firm or corporation any information which is not otherwise known to the public concerning the business, customers or affairs of the Company or its subsidiaries or affiliates which he may acquire in the course of or as an incident to his service on behalf of the Company.

                           Consultant agrees that the provisions contained in
                  this Paragraph 6 are of vital importance to the Company and that if any question shall ever arise as to whether any act of Consultant is prohibited by this Paragraph 6, then, in all instances in which it is reasonable to interpret any provision of this Paragraph 6 to prohibit such act, such interpretation shall be controlling notwithstanding that it may also be reasonable to interpret such provision to permit such act. The geographic area covered by this Restrictive Covenant is Houston Metropolitan Region and any other area within the State of Texas in which the Company is transacting business at the time of termination of Consultant's employment (or within the maximum area permitted by law surrounding the Company's principal office in Houston, whichever is less).

                  B. WORK PRODUCT. Upon the termination of his engagement, Consultant shall not take from the premises of the Company, or otherwise retain, any records, files or other documents, or copies thereof, relating to the business or affairs of the Company. As further consideration for said contract, Consultant hereby assigns and agrees to assign to the Company, its successors and assigns:

                           (1) All rights to maps, plats, documents, brochures, notes, research material, prospective customer lists, etc., which Consultant made, conceived, or received during the term of his association with the Company;

                           (2) Consultant will promptly disclose to the Company information relating to said maps, plats, documents, brochures, research material, prospective customer lists, etc., and will execute, acknowledge, and deliver all papers and perform all other acts as may be necessary in the opinion of the Company to vest title to such material in the Company, its successors and assigns.

                  C. REMEDIES. In the event of a breach or threatened breach by Consultant of the provisions of this Paragraph, the Company shall be entitled to seek an injunction restraining Consultant from disclosing, in whole or in part, the lists of the Company's customers, rate and pricing structures, discount policies or other confidential business information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Consultant.

         6. TERMINATION. The Company or Consultant may terminate this agreement with or without cause, at any time. If this Agreement is terminated then the Company shall have no further obligations hereunder except to pay such compensation and other benefits as have accrued prior to the effective date of termination. Consultant will continue to be bound by the covenants of paragraphs 6 and 8.

         7. COVENANT NOT TO COMPETE. Consultant hereby agrees, covenants and warrants, for a period of twelve (12) months from the expiration of the term of this Agreement or termination, that he shall not, within any market, area or territory served by the Company or the surviving entity of such Company's present offices or those it may hereafter open, directly or indirectly, solicit, contract, contact or consult with any of the customers or accounts of the Company or those known to be in pursuit by the Company at the time of Consultant's termination or become the Consultant of, or otherwise render services to, any enterprise which competes directly or indirectly with the customers or accounts of the Company or those known to be in pursuit by the Company at the time of Consultants' termination.

         Consultant further agrees that such limitations as to the period of time, geographic area and types and scopes of restriction on his activities specified herein are reasonable and necessary for the protection of the goodwill and other business interests of the Company. However, should either the time period or the geographic area provided herein be deemed invalid or unenforceable in any respect, then Consultant recognizes and agrees that a modification may be made to such time period or geographic area to protect the Company with respect to the purpose of this covenant not to compete.

         Consultant recognizes and agrees that any violation of any of the provisions contained herein will cause such damage or injury to the Company as would be irreparable and continuing and that the exact amount of such damage might be difficult or impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to recover from Consultant an amount equal to five percent (5%) of the gross billings of the Company's former client, as billed by the Consultant, his new employer, or any other person or entity wrongfully acquiring the Company's client, and also the Company shall be entitled to an injunction from any court of competent jurisdiction restraining any further violation of this covenant not to compete. Such right to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against Consultant, including the right to recover damages for any breach of this covenant or other provisions of this Agreement. Should it become necessary for the Company to enforce the terms of this Agreement through injunctive or other proceedings, Consultant hereby waives any and all claims, counterclaims or other causes of action assertable by them against the Company, including, but not limited to, claims that this Agreement violates the Texas Free Enterprise and Antitrust Act.

         8. ASSIGNMENT OF AGREEMENT. The Company may assign this Agreement (and this Agreement shall be deemed assigned) without the consent of the Consultant in connection with any merger of the Company with or into any other institution or entity; any other assignment of this Agreement by the Company may be made only with the written consent of Consultant; in the event of any such assignment, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by or against the successors and assigns of the Company. The rights and obligations of Consultant under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

         9. NOTICE. Any notice given under this Agreement to either party shall be given in writing. Any such notice shall be deemed to be given when mailed to any such party by registered or certified mail, postage prepaid, addressed to such party at the respective addresses set out below, or at such other addresses as either party may hereafter designate (by written notice provided in accordance with this paragraph) as its address for purposes of notice hereunder:

             Consultant             4214 Lakecrest
                           ----------------------------------------
             Address:               Missouri City, Texas 77459
                           ----------------------------------------

                           ----------------------------------------

                           ----------------------------------------


             The Company            1014 Wirt Road
                           ----------------------------------------
             Address:               Suite 245
                           ----------------------------------------
                                    Houston, Texas  77055
                           ----------------------------------------

                           ----------------------------------------

         10. WAVIER OF BREACH. The wavier by either party of a breach of any provision(s) of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision(s) of this Agreement.

         11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. No affirmation, representation, covenant or agreement not expressed herein shall be binding on either party.

         12. AMENDMENT. This Agreement may be changed, modified or amended at any time and in any respect by the agreement of the parties hereto without the consent of any other person; provided, however, that no change, modification or amendment shall be binding unless same shall have been reduced to a writing and signed by the party against whom enforcement of the change, modification or amendment is sought.

         13. APPLICABLE LAW. The parties intend and agree that the terms and provisions of this Agreement and the performance of the parties hereunder shall be governed by the laws of the State of Texas.

         14. SEVERABILITY. In the event that any portion(s) of this Agreement is declared to be invalid or illegal by final judgment of any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect notwithstanding the invalidity or illegality of the other portion(s).

         15. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

         EXECUTED in multiple counterparts at Houston, Texas on this 23 day of DECEMBER, 1999, but with an effective date as set forth herein.

                               THE COMPANY:

                               POLARSHIELD,LLC


                               By:  Jimmy  Farmer
                                  ----------------------------------------
                               Name: Jimmy Farmer
                                    --------------------------------------
                               Title:   President
                                     --------------------------------------

                               CONSULTANT


                               /s/  Steve Fodrie
                               --------------------------------------------
                               STEVE FODRIE